SELLERS & ANDERSEN, L.L.C.                   941 East 3300 South, Suite 202
Certified Public Accountants and
Business Consultants                             Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA             Telephone 801 468-0096
Fax 801 486-0098


March 1, 2004



United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4 of the Form 8-K dated March 1, 2004, of Omega Ventures Group, Inc. and are in agreement with the statements contained therein regarding our firm. We have no basis to agree or disagree with the other statements of the registrant in the Form 8-K.


                              Very truly yours,



                              Seller & Andersen, L.L.C.